Exhibit 99.1
1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

Contact:

Liz Sharp, VP, Investor Relations

lsharp@aob.com

(573) 303-4620

American Outdoor Brands, Inc. Reports

First Quarter Fiscal 2023 Financial Results

• Net Sales $43.7 Million • Gross Margin 43.6%

• e-commerce Sales $20.5 Million -- Traditional Sales $23.1 Million

• Facility Consolidation Underway

COLUMBIA, Mo., September 8, 2022 – American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT), an industry leading provider of products and accessories for rugged outdoor enthusiasts, today announced financial results for the first quarter fiscal 2023 ended July 31, 2022.

First Quarter Fiscal 2023 Financial Highlights

•
Quarterly net sales were $43.7 million, a decrease of $17.1 million, or 28.1%, compared with net sales of $60.8 million for the comparable quarter last year. E-commerce net sales of $20.5 million, which were driven by increased direct-to-consumer net sales, grew by 23.7%, while traditional net sales of $23.1 million, which were impacted by lower foot traffic at retail and lower shooting sports sales to OEM customers, declined by 47.6%. Compared with pre-COVID levels in the first quarter of fiscal 2020, total net sales grew 31.5%, while e-commerce net sales grew by 92.2% and traditional net sales grew by 2.7%.
•
Quarterly gross margin was 43.6%, compared with quarterly gross margin of 47.7% for the comparable quarter last year, a decrease driven primarily by lower sales volumes and increased freight expenses.
•
Quarterly GAAP net loss was $5.7 million, or ($0.42) per diluted share, compared with net income of $3.5 million, or $0.24 per diluted share, for the comparable quarter last year.
•
Quarterly non-GAAP net income was $84,000, or $0.01 per diluted share, compared with non-GAAP net income of $6.8 million, or $0.48 per diluted share, for the comparable quarter last year. GAAP to non-GAAP adjustments for net income exclude acquired intangible amortization, stock compensation, technology implementation, stockholder cooperation agreement costs, and acquisition costs. For a detailed reconciliation, see the schedules that follow in this release.
•
Quarterly Adjusted EBITDAS was $1.4 million, or 3.2% of net sales, compared with $9.6 million, or 15.7% of net sales, for the comparable quarter last year. For a detailed reconciliation, see the schedules that follow in this release.

Brian Murphy, President and Chief Executive Officer, said, “Given recent industry and economic conditions, I am pleased with our first quarter results, which reflect our ability to deliver net sales growth of over 31% above our pre-pandemic levels of fiscal 2020 while marking a number of achievements that support our strategic priorities

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

and which reflect our dedication to building authentic, lifestyle brands that help consumers make the most out of the moments that matter.”

“During the quarter, our e-commerce net sales grew nearly 24% year over year, supported by strength in our direct-to-consumer business, which includes MEAT! Your Maker meat processing equipment and Grilla grills. Together, these two brands generated over 15% of our net sales in Q1 and helped our Outdoor Lifestyle category generate over 53% of our total net sales in the quarter. We consider our direct-to-consumer sales to be one gauge of how well our brands are resonating with consumers since those sales are not impacted by retailer issues, such as inventory levels or limited open-to-buy. We remain excited about growth opportunities within our Outdoor Lifestyle category, which consists of products related to hunting, fishing, camping, and rugged outdoor activities, and which delivered two-year growth of 26.5% over the first quarter of fiscal 2021 and three-year growth of 54.2% over the pre-pandemic first quarter of fiscal 2020.”

“We continued to leverage our Dock & Unlock™ strategy to deliver a steady flow of organically developed, exciting new products that generated nearly 26% of our first quarter revenue. We also attended ICAST 2022, the fishing industry’s premier tradeshow, where our BUBBA fishing lifestyle brand received the award for ‘Best Cutlery, Hand Pliers and Tools” for our innovative Multi-Flex Interchangeable Knife Sets. This marks the third consecutive year that BUBBA has taken home the award in this category. While at ICAST, we launched the BUBBA Voyager Gear Box, our first entry into waterproof storage, and we unveiled and previewed our proprietary BUBBA Electric Fish Scale, an exciting new product that truly energized and excited our core fishing retailers, distributors, and consumers, ahead of the full launch and shipping of initial inventory in Spring of 2023.”

“A key part of our long-term strategy includes growing the brands in our portfolio by plugging them into our Dock & Unlock process and utilizing our leverageable business model. During the first quarter, we amended our Columbia, Missouri facility lease agreement to add 35,000 square feet of space that provides us the opportunity to increase our operational efficiency and leverage our Missouri facility. We then commenced plans to consolidate our Crimson Trace operations in Wilsonville, Oregon, as well as our Grilla operations in Holland, Michigan and Dallas, Texas, into the Missouri facility. We estimate that these consolidations will yield a net cost savings of approximately $1.5 million per year, beginning in our fiscal fourth quarter. We look forward to completing the consolidations in the next three months, bringing our teams together and moving us closer to our long-term profitability objectives.” concluded Murphy.

Andrew Fulmer, Chief Financial Officer, said, “Our strong balance sheet has provided us with both the resources and the flexibility to pursue important growth opportunities, and we continued to fortify that balance sheet in the first quarter, demonstrating effective capital deployment. Cash from operations exceeded $5.0 million, allowing us to reduce the outstanding balance on our line of credit. Our cash balance of $17.5 million, combined with the capacity on our line of credit, provided us with up to $72.0 million of available capital at the end of the first quarter, and a net debt leverage ratio of less than 0.1 times our trailing 12-month Adjusted EBITDAS.

“While we are not giving specific guidance today, we are providing a framework for our revenue outlook for fiscal 2023. Consumer spending patterns over the balance of our fiscal year have yet to be determined, and we believe that retailers and distributors continue to be extremely cautious with regard to their inventory levels. That said, we also believe our brands are performing well and in alignment with recent consumer outdoor participation trends. As a result, we believe our revenue for fiscal 2023 could exceed pre-pandemic fiscal 2020 revenue by as much as

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

25%. We believe our solid financial position enables us to continue executing on our long-term strategic plan, investing in our business, and addressing the exciting growth opportunities we have identified for fiscal 2023 and beyond.”

Conference Call and Webcast

The Company will host a conference call and webcast today, September 8, 2022, to discuss its first quarter fiscal 2023 financial and operational results. Speakers on the conference call will include Brian Murphy, President and Chief Executive Officer, and Andrew Fulmer, Chief Financial Officer. The conference call may include forward-looking statements and a discussion of non-GAAP financial measures. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the conference call via telephone may call directly at (833) 630-1956 and ask to join the American Outdoor Brands call. No RSVP is necessary. The conference call audio webcast can also be accessed live on the Company's website at www.aob.com, under the Investor Relations section.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, certain non-GAAP financial measures, including “non-GAAP net income,” “non-GAAP income per share diluted,” and “Adjusted EBITDAS” are presented. A reconciliation of these and other non-GAAP financial measures are contained at the end of this press release. From time-to-time, the Company considers and uses these non-GAAP financial measures as supplemental measures of operating performance in order to provide the reader with an improved understanding of underlying performance trends. The Company believes it is useful for itself and the reader to review, as applicable, both (1) GAAP measures that include (i) amortization of acquired intangible assets, (ii) stock compensation, (iii) technology implementation, (iv) acquisition costs, (v) stockholder cooperation agreement costs, (vi) income tax adjustments, (vii) interest expense, (viii) income tax expense, and (x) depreciation and amortization; and (2) the non-GAAP measures that exclude such information. The Company presents these non-GAAP measures because it considers them an important supplemental measure of its performance and believes the disclosure of such measures provides useful information to investors regarding the Company’s financial condition and results of operations. The Company’s definition of these adjusted financial measures may differ from similarly named measures used by others. The Company believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP measures. The principal limitations of these measures are that they do not reflect the Company's actual expenses and may thus have the effect of inflating its financial measures on a GAAP basis.

About American Outdoor Brands, Inc.

American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT) is an industry leading provider of outdoor products and accessories, including hunting, fishing, camping, shooting, and personal security and defense products, for rugged outdoor enthusiasts. The company produces innovative, top quality products under its brands BOG®; BUBBA®; Caldwell®; Crimson Trace®; Frankford Arsenal®; Grilla Grills®; Hooyman®; Imperial®; LaserLyte®; Lockdown®; MEAT!; Old Timer®; Schrade®; Tipton®; Uncle Henry®; ust®; and Wheeler®. For more information about all the brands and products from American Outdoor Brands, Inc., visit www.aob.com.

Safe Harbor Statement

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. All statements other than statements of historical facts contained or incorporated herein by reference in this press release, including statements regarding our future operating results, future financial position, business strategy, objectives, goals, plans, prospects, markets, and plans and objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “targets,” “contemplates,” “projects,” “predicts,” “may,” “might,” “plan,” “would,” “should,” “could,” “may,” “can,” “potential,” “continue,” “objective,” or the negative of those terms, or similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. Specific forward-looking statements in this press release include our belief that our direct-to-consumer sales is one gauge of how well our brands are resonating with consumers; our excitement about growth opportunities within our Outdoor Lifestyle category; our long-term strategy to grow the brands in our portfolio by plugging them into our Dock & Unlock process and utilizing our leverageable business model; our estimate that the consolidations of our operations in Wilsonville, Oregon and Holland, Michigan, and Dallas, Texas into our Missouri facility will yield a significant cost savings of approximately $1.7 million per year, beginning in our fiscal fourth quarter and that these consolidations will occur within the next three months; and our belief that our solid financial position enables us to continue executing on our long-term strategic plan, investing in our business, and addressing the exciting growth opportunities we have identified for fiscal 2023 and beyond; our belief that retailers and distributors continue to be extremely cautious with regard to their inventory levels; our belief that our brands are performing well and in alignment with the recent consumer outdoor participation trends; and our outlook for fiscal 2023. We caution that these statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, the effects of the COVID-19, pandemic, including potential disruptions in our ability to source the materials necessary for the production of our products, disruptions and delays in the manufacture of our products, and difficulties encountered by retailers and other components of the distribution channel for our products; economic, social, political, legislative, and regulatory factors; lawsuits and their effect on us; inventory levels, both internally and in the distribution channel, in excess of demand; natural disasters, pandemics, seasonality, news events, political events, and consumer tastes; future investments for capital expenditures; future products and product development; the features, quality, and performance of our products; the success of our strategies and marketing programs; our market share and factors that affect our market share; liquidity and anticipated cash needs and availability; the supply, availability, and costs of materials and components and related tariffs; our ability to maintain and enhance brand recognition and reputation; risks associated with the distribution of our products and overall availability of labor; and, other factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2022.

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	As of:
	July 31, 2022	April 30, 2022
	(Unaudited)
	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents	$17,469	$19,521
Accounts receivable, net of allowance for credit losses of $137 on July 31, 2022 and $129 on April 30, 2022	23,920	28,879
Inventories	120,638	121,683
Prepaid expenses and other current assets	10,754	8,491
Income tax receivable	1,072	1,231
Total current assets	173,853	179,805
Property, plant, and equipment, net	10,357	10,621
Intangible assets, net	60,673	63,194
Right-of-use assets	25,417	23,884
Other assets	369	336
Total assets	$270,669	$277,840
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$13,495	$13,563
Accrued expenses	9,634	7,853
Accrued payroll and incentives	2,983	2,788
Lease liabilities, current	1,618	1,803
Accrued profit sharing	820	998
Total current liabilities	28,550	27,005
Notes and loans payable, net of current portion	19,551	24,697
Lease liabilities, net of current portion	24,739	23,076
Other non-current liabilities	31	31
Total liabilities	72,871	74,809
Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 14,291,791 shares issued and 13,454,827 shares outstanding on July 31, 2022 and 14,240,290 shares issued and 13,403,326 outstanding on April 30, 2022	14	14
Additional paid in capital	268,855	268,393
Retained (deficit)/earnings	(56,046)	(50,351)
Treasury stock, at cost (836,964 shares on July 31, 2022 and April 30, 2022)	(15,025)	(15,025)
Total equity	197,798	203,031
Total liabilities and equity	$270,669	$277,840

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months Ended July 31,
	2022	2021
	(Unaudited)
Net sales	$43,676	$60,768
Cost of sales	24,637	31,785
Gross profit	19,039	28,983
Operating expenses:
Research and development	1,756	1,521
Selling, marketing, and distribution	11,780	13,200
General and administrative	11,064	10,039
Total operating expenses	24,600	24,760
Operating (loss)/income	(5,561)	4,223
Other income/(expense), net:
Other income, net	241	129
Interest expense, net	(186)	(46)
Total other income, net	55	83
(Loss)/income from operations before income taxes	(5,506)	4,306
Income tax expense	189	849
Net (loss)/income	$(5,695)	$3,457
Net (loss)/income per share:
Basic	$(0.42)	$0.25
Diluted	$(0.42)	$0.24
Weighted average number of common shares outstanding:
Basic	13,443	14,083
Diluted	13,443	14,301

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended July 31,
	2022	2021
	(In thousands)
Cash flows from operating activities:
Net (loss)/income	$(5,695)	$3,457
Adjustments to reconcile net income to net cash (used in)/provided by operating activities:
Depreciation and amortization	4,162	4,179
Loss on sale/disposition of assets	—	127
Provision for credit losses on accounts receivable	7	23
Deferred income taxes	—	(110)
Stock-based compensation expense	714	752
Changes in operating assets and liabilities:
Accounts receivable	4,952	3,939
Inventories	1,045	(17,746)
Accounts payable	277	4,226
Accrued liabilities	1,798	(805)
Other	(2,192)	(1,207)
Net cash provided by/(used in) operating activities	5,068	(3,165)
Cash flows from investing activities:
Payments to acquire patents and software	(1,392)	(449)
Payments to acquire property and equipment	(218)	(537)
Net cash used in investing activities	(1,610)	(986)
Cash flows from financing activities:
Payments on notes and loans payable	(5,170)	—
Cash paid for debt issuance costs	(88)	—
Proceeds from exercise of options to acquire common stock, including employee stock purchase plan	—	5
Payment of employee withholding tax related to restricted stock units	(252)	(312)
Net cash used in financing activities	(5,510)	(307)
Net decrease in cash and cash equivalents	(2,052)	(4,458)
Cash and cash equivalents, beginning of period	19,521	60,801
Cash and cash equivalents, end of period	$17,469	$56,343
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$161	$38
Income taxes	$32	$85

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (In thousands, except per share data) (Unaudited)
	For the Three Months Ended July 31,
	2022	2021
GAAP gross profit	$19,039	$28,983
Non-GAAP gross profit	$19,039	$28,983

GAAP operating expenses	$24,600	$24,760
Amortization of acquired intangible assets	(3,075)	(3,428)
Stock compensation	(714)	(752)
Technology implementation	(769)	(272)
Acquisition costs	(47)	—
Shareholder cooperation agreement costs	(1,010)	—
Non-GAAP operating expenses	$18,985	$20,308

GAAP operating (loss)/income	$(5,561)	$4,223
Amortization of acquired intangible assets	3,075	3,428
Stock compensation	714	752
Technology implementation	769	272
Acquisition costs	47	—
Shareholder cooperation agreement costs	1,010	—
Non-GAAP operating income	$54	$8,675

GAAP net (loss)/income	$(5,695)	$3,457
Amortization of acquired intangible assets	3,075	3,428
Stock compensation	714	752
Technology implementation	769	272
Acquisition costs	47	—
Shareholder cooperation agreement costs	1,010	—
Income tax adjustments	164	(1,113)
Non-GAAP net income	$84	$6,796

GAAP net (loss)/income per share - diluted	$(0.42)	$0.24
Amortization of acquired intangible assets	0.23	0.24
Stock compensation	0.05	0.05
Technology implementation	0.06	0.02
Acquisition costs	—	—
Shareholder cooperation agreement costs	0.07	—
Income tax adjustments	0.01	(0.08)
Non-GAAP net income per share - diluted (a)	$0.01	$0.48
(a) Non-GAAP net income per share does not foot due to rounding.

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET (LOSS)/INCOME TO NON-GAAP ADJUSTED EBITDAS (In thousands) (Unaudited)

	For the Three Months Ended July 31,
	2022	2021
GAAP net (loss)/income	$(5,695)	$3,457
Interest expense	186	46
Income tax expense	189	849
Depreciation and amortization	4,162	4,179
Stock compensation	714	752
Technology implementation	769	272
Acquisition costs	47	—
Shareholder cooperation agreement costs	1,010	—
Non-GAAP Adjusted EBITDAS	$1,382	$9,555